UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): January 8, 2009 Commission file number: 000-23687

STOCKHOUSE INC.
(Exact name of small business issuer as specified in its charter)

Colorado	84-1379282
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Suite 500-750 West Pender Street, Vancouver, British Columbia, V6C 2T7
(Address of principal executive offices)

(604) 331-0995
(Issuer's telephone number)

Stockgroup Information Systems Inc.
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in management team

As of January 5, 2009, Joseph Lee has been appointed Chief Financial Officer to the Company. Susan Lovell has resigned, but will continue to act as a Senior Financial Advisor to the Company.

Item 7.01. Regulation FD Disclosure

The disclosure in Item 5.02 is responsive to this item and is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STOCKHOUSE INC.

By:

/s/ Marcus New
Marcus New
President and Chief Executive Officer
January 8, 2009

December 8, 2008

Joseph HN Lee

Dear Joe,

Stockgroup Media Inc. (“Company”) is pleased to extend an offer of employment to you as Chief Financial Officer. We are excited to bring you onto our team and look forward to a great relationship. Below we have outlined the terms of your employment for your review and acceptance (“Agreement”).

In this position you will report to Company’s President & Chief Executive Officer, commencing January 5, 2009 at our head office located at Suite 500, 750 West Pender, Vancouver, B.C., V6C 2T7.

Key Accountabilities:

You will, at all times, faithfully, industriously and to the best of your ability promote the Company’s interests and perform all duties that may be required by virtue of your position as the Company’s Chief Financial Officer and that may be assigned to you by the Company, from time to time, including but not limited to:

  Financial Strategy and Analysis: Provide useful historic, current and future-oriented financial insights to help make better decisions about formulating and executing strategy. Be intimately familiar with current state of financial affairs and be able to provide financial planning and analysis to predict future state of financial affairs. Implement a long-term financial model that can be measured periodically and benchmarked against industry peers.

  Teamwork: Collaborate effectively with other parts of the company as a trusted business advisor across the organization, relied upon for objective business guidance by functional executives. Establish culture of accountability in managing the business, requiring business leaders to live up to expectations/results. Win trust within Company community

  Mentor and Support Management Team: As a key senior member of the management team you will effectively mentor and support the management team in executing the company’s initiatives.

  Manage the Finance organization: Hire, coach, mentor and retain top talent. Increase the technical excellence of the group and improve processes to support anticipated and current growth rate; continue to build a smarter and faster organization. Create and sustain a customer focused environment which supports Stockhouse’s strategic goals. Demonstrate values of respect and open communication, contributing to a fulfilling work environment

  Budgeting, reporting, and controls: Prepare accurate and timely budgets and reports; identify and track key financial performance metrics to drive/manage the growth of the business. Create accountability metrics, measure periodically and instill accountability and reporting by all stakeholders. Assess the current accounting applications and initiate change if warranted. Possess knowledge of systems to gather and report information in a professional services environment that requires project management and time reporting.

  Compliance, integrity and regulatory reporting: Ensure reliability and integrity of financial reporting. Work with auditors on quarterly reviews and annual audits with appropriate involvement to the CEO and audit committee. Ensure compliance and regulatory matters, including financial reporting, are met on a timely basis. Communicate effectively with the audit committee and ensure compliance with SOX 404 as required.

  Board Communications: Report to Chairman of the audit committee and act as corporate secretary. Be familiar with Board processes and develop meaningful information packages that are delivered timely and reliably for each meeting.

  Contract Negotiations: As one of the lead negotiators in the Company you will be expected to mentor other managers to obtain the highest value for the Company. You will be a primary reviewer and signatory on contracts.

  Tax: The Company has cross border operations that will require you to have knowledge of US and Canadian tax laws for compliance and planning to the benefit of the Company.

  Corporate Finance: Assist the CEO with aspects of communicating with the shareholders and investment community as the need arises.

  Live the Company Values: mentor, coach and develop staff to demonstrate Stockhouse’s values and culture competencies

Compensation & Benefits:

As full consideration for your performance of your duties under this Agreement:

a) Your base salary will be C$140,000 annually subject to such increases as the Compensation Committee of the Company’s Board of Directors may determine, from time to time, in their discretion. It is anticipated that your base salary will be reviewed by the Compensation Committee on an annual basis. Your salary will be paid in equal installments semi-monthly via direct deposit, less required statutory deductions and remittances for applicable taxes, and any other deductions relating to your health and benefit premiums;

b) For FY2009 you will be eligible to receive an incentive bonus of $25,000 tied to corporate and department objectives as defined in the Executive Bonus Plan, and of which $12,500 is guaranteed to be paid if that minimum has not been earned. From the guaranteed bonus, $200 will be paid out monthly with the remaining $10,100 paid out after year end. Future annual bonus may be a combination of cash and/or stock option incentive.

b) You will be entitled to four weeks of paid vacation in your first year and participation in the Company’s Personal Days program subject to the conditions of the Company’s Annual Vacation and Personal Days Policies;

c) Subject to eligibility requirements, the Company’s benefit programs will be effective immediately upon start of employment. Mandatory participation is required for group life insurance, long-term disability and accidental death & dismemberment insurances. Extended health and dental may be waived provided you are currently receiving spousal coverage. The Company reserves the right to change or discontinue any medical, dental or other benefits plans at any time, subject to applicable federal, provincial law and state law. Long-term disability, weekly indemnity and life insurance premiums will be paid 100% by you and the remaining group benefits and optional benefits will be paid 35% by you and 65% by the Company.

d) The Company will provide you with one parking space at no cost to you (other than any taxes owed in connection with the Company’s provision to you of such parking space); and

e) In addition to the foregoing, you will be eligible to participate in the Company Stock Option plan subject to and upon execution of an Incentive Stock Option Agreement. Grant date is your start date with the Company. You will have options to purchase up to 400,000 common shares of the Company, which options will vest as follows:

  34% vest at end of your first employment year
  33% vest at the end of your second employment year
  33% vest at the end of your third employment year

In the event that more than 50% of the common shares are sold to a single buyer within six months of your start date, 25% of your options will vest immediately.

In the event that more than 50% of the common shares are sold to a single buyer after six months of your start date, 100% of your options will vest immediately.

Reimbursement for Cell Phone & Professional Fees

The Company will reimburse you for your reasonable expenses necessarily incurred in your acquisition and business-related use of a cellular phone. You will be entitled to reimbursement of your professional fees and associated required courses to a maximum of $4,000 annually.

External Board Positions

Company approval will be required prior to your participation on external boards.

Compliance with Insider Trading Guidelines and Restrictions

As a result of your position as CFO you are subject to insider trading regulations and restrictions and are required to file insider reports disclosing the grant of any options as well as the purchase and sale of any shares in the capital of the Company. The Company may from time to time publish insider trading and other guidelines and restrictions for its employees, officers and directors as are considered by the Board, in its discretion, prudent and necessary for a publicly listed company. It is a term of your employment as a senior officer of the Company that you comply with any such guidelines and restrictions.

Termination of Your Employment by the Company without Cause

If your employment with the Company is terminated by the Company without Cause, the Company shall pay you a sum equal to one month’s salary per year of service up to a maximum of six months’ salary after six years’ service. However, between July 1, 2009 and January 1, 2011, severance will be equal to two months’ salary.

In the event that more than 50% of the common shares are sold to a single buyer within six months of your start date, and you are terminated without Cause, severance will be equal to four months’ salary.

Termination of Your Employment by the Company for Cause

The Company may terminate your employment as Chief Financial Officer for Cause at any time without any notice or severance. In this Agreement, “Cause” shall mean the following:

a) The commission of theft, embezzlement, fraud, obtaining funds or property under false pretences or similar acts of misconduct by you with respect to the property of the Company and/or its employees, customers or suppliers;

b) Your entering of a guilty plea or conviction for any crime involving fraud, misrepresentation or breach of trust, or for any material and/or willful violation of law or regulation applicable to the business of the Company, including without limitation, any criminal offence, that adversely impacts or reflects upon the Company and/or disqualifies you to hold your office by law or regulation;

c) Your material breach of this Agreement, including without limitation your continual or deliberate neglect of the performance of your material duties hereunder, your material breach of your representations and warranties hereunder, and/or your failure to devote substantially all of your working time to the business and affairs of the Company;

d) Your willful breach of the Company’s Confidentiality Agreement and Assignment of Inventions, Insider Trading Policy and Guidelines with Respect to Certain Transactions in Company Securities, or their equivalents or your violation, in any material respect, of any other guidelines and/or restrictions generally applicable to employees and/or executive employees of the Company;

e) Your negligence, willful misconduct and/or reckless acts in the performance of your duties hereunder which has caused or is likely to cause material harm or damage to the Company;

f) Your failure to disclose, willfully, intentionally and in bad faith material information or providing materially false or misleading information about the condition of the Company and such non-disclosure has or is likely to have a material adverse effect on the Company; and

g) Any other matter constituting just cause at common law or in equity.

As an employee of Company, you are considered to be holding a position of trust and are therefore subject to abide by Company’s Confidentiality Agreement and Assignment of Inventions, Insider Trading Policy and Guidelines with Respect to Certain Transactions in Company Securities, and Whistle Blower Policy (copies attached), which you will be required to sign prior to and in consideration of your employment with Company.

Joe, I am looking forward to working with you and supporting you in your goals here at Stockhouse. I know you will be a valuable addition to the team. Welcome to our Company!

Sincerely,

Marcus New
Chief Executive Officer

My signature below confirms my understanding and acceptance of this Offer:

Joseph HN Lee:

Date: